EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

The following are wholly-owned subsidiaries of the Company at December 31, 1996:


                                                                                                          Year Of
Industry Segment                      Subsidiary                               Incorporation           Organization
------------------------------------------------------------------------------------------------------------------------

Continuing Operations:
   Educational Products               Gamco Industries, Inc.                   Texas                       1968
                                      (part of Siboney Learning Group
                                      Division)
   Natural Resources                  Axel Heiberg Oil Company                 Delaware                    1968
   Natural Resources                  Siboney Resources - Texas, Inc.          Texas                       1968
   Natural Resources                  Siboney Coal Company, Inc.               Kentucky                    1978

Discontinued Operations:
   Audiovisual Equipment              Siboney Communications, Inc.             Texas                       1950



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